UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2017

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 22, 2017, Sabra Health Care REIT, Inc. (“Sabra”) filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2016 (the “10-K”). Holiday AL Holdings LP (“Holiday”) is the indirect parent of certain wholly owned subsidiaries (collectively, “Holiday Tenant”) and has provided a parent guaranty of the lease obligation of its subsidiaries that are tenants under Sabra's lease agreements. As of December 31, 2016, 21 of Sabra's 183 real estate properties held for investment were leased to subsidiaries of Holiday, representing 16.2% of Sabra's annualized revenues as of December 31, 2016. Holiday is not an SEC registrant and is not subject to SEC reporting requirements.

This Form 8-K provides the audited financial statements of Holiday as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 (collectively, the “Holiday Audited Financials”).

The Holiday Audited Financials have been provided by Holiday and have not been independently verified by Sabra. Sabra has no reason to believe that such information is inaccurate in any material respect.The Holiday Audited Financials are filed as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
23.1	Consent of Ernst & Young LLP, Independent Auditors.
99.1	Audited Financial Statements of Holiday AL Holdings LP as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ HAROLD W. ANDREWS, JR.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: February 28, 2017

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP, Independent Auditors.
99.1	Audited Financial Statements of Holiday AL Holdings LP as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014.